EXHIBIT 10.5

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST.  REDACTED MATERIAL IS MARKED WITH [* * *] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

UNIVERSITY OF CALIFORNIA, BERKELEY

OFFICE OF TECHNOLOGY LICENSING

EXCLUSIVE LICENSE

BETWEEN

GENOCEA INC.

AND

THE REGENTS OF THE UNIVERSITY OF CALIFORNIA

FOR

ESCHERICHIA COLI K12 TO DELIVER PROTEIN TO THE MACROPHAGE

CYTOSOL

UC Case No,: B98-039
U.S. Patent Nos.: 6,004,815; 6,287,556;
6,599.502; and Patent Appl. No.: 10/627,452

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TABLE OF CONTENTS

1.	BACKGROUND	1

2.	DEFINITIONS	2

3.	GRANT	4

4.	SUBLICENSES	5

5.	LICENSE ISSUE FEE	8

6.	ROYALTIES AND MILESTONES	8

7.	DUE DILIGENCE	10

8.	PROGRESS AND ROYALTY REPORTS	12

9.	BOOKS AND RECORDS	13

10.	LIFE OF THE AGREEMENT	13

11.	TERMINATION BY REGENTS	14

12.	TERMINATION BY LICENSEE	14

13.	DISPOSITION OF LICENSED PRODUCTS UPON TERMINATION	15

14.	PATENT PROSECUTION AND MAINTENANCE	15

15.	MARKING	16

16.	USE OF NAMES AND TRADEMARKS	16

17.	LIMITED WARRANTIES	17

18.	PATENT INFRINGEMENT	17

19.	INDEMNIFICATION	19

20.	EXPORT CONTROLS	20

21.	GOVERNMENT APPROVAL OR REGISTRATION	21

22.	ASSIGNMENT	21

23.	NOTICES	21

24.	LATE PAYMENTS	22

25.	WAIVER	22

26.	CONFIDENTIALITY	22

27.	FORCE MAJEURE	23

28.	SEVERABILITY	23

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29.	APPLICABLE LAW; VENUE; ATTORNEYS’ FEES	23

30.	SCOPE OF AGREEMENT	24

2

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UNIVERSITY OF CALIFORNIA, BERKELEY

OFFICE OF TECHNOLOGY LICENSING

EXCLUSIVE LICENSE AGREEMENT FOR

ESCHERICHIA COLI K12 TO DELIVER PROTEIN TO THE MACROPHAGE

CYTOSOL

UC Case No.: B98-039
U.S. Patent Nos.: 6,004,815; 6287,556;
6,599,502; and Patent Appl. No.: 10/627,452

This exclusive license agreement (“Agreement”) is effective August 18, 2006 (“Effective Date”), by and between THE REGENTS OF THE UNIVERSITY OF CALIFORNIA, a California corporation, having its systemwide administrative offices at 1111 Franklin Street, 12th Floor, Oakland, California 94607-5200, acting through its Office of Technology Licensing, at the University of California, Berkeley, 2150 Shattuck Avenue, Suite 510, Berkeley, CA 94720-1620 (“REGENTS”) and Genocea, Inc. a Delaware corporation having a principal place of business at 140 East 45th Street, 30th Floor, New York, NY 10017 (“LICENSEE”). The parties agree as follows:

1.                                      BACKGROUND

1.1.                            REGENTS has an assignment of the ESCHERICHIA COLI K12 TO DELIVER PROTEIN TO THE MACROPHAGE CYTOSOL invented by Daniel Portnoy, Ph.D. and Darren Higgins, Ph.D., employed by the University of California, Berkeley (the “INVENTION”), as described in REGENTS’ Case No. B98-039 and to the patents and patent applications under REGENTS’ PATENT RIGHTS as defined below, which are directed to the INVENTION.

1.2.                            LICENSEE has discussed with REGENTS its commercialization strategy for the INVENTION and business strategy in order to evaluate its capabilities as a LICENSEE.

1.3.                            The development of the INVENTION was sponsored in part by various grants by U.S. Government agencies, and as a consequence, REGENTS elected to retain title to the INVENTION subject to the rights of the U.S. Government under 35 USC 200-212 and implementing regulations, including that REGENTS, in turn, has granted back to the U.S. Government a non-exclusive, non-transferable irrevocable, paid-up license to practice or have practiced the INVENTION for or

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on behalf of the U.S. Government throughout the world. This U.S. Government grant is NIH Contract No. R01 A127655-10.

1.4.                            REGENTS and LICENSEE wish to have the INVENTION perfected and marketed as soon as possible so that products resulting therefrom may be available for public use and benefit.

1.5.                            LICENSEE wishes to acquire a license under REGENTS’ PATENT RIGHTS for the purpose of undertaking development and to manufacture, use, sell, offer for sale and import LICENSED PRODUCTS as defined below.

2.                                      DEFINITIONS

2.1.                            “Regents’ Patent Rights” means the following patents and patent applications:

(a)                                 U.S. patent 6,004,815 (U.C. Case No.: B98-039-1) issued on Dec. 21, 1999 as “Bacteria Expressing Nonsecreted Cytolysin as Intracellular Microbial Delivery Vehicles to Eukaryotic Cells”; and

(b)                                 U.S. patent 6,287,556 (U.C. Case No.: B98-039-2) issued on Sept. 11, 2001 as “Intracellular Delivery Vehicles”; and

(c)                                  U.S. patent 6,599,502 (U.C. Case No.: B98-039-3) issued on July 29, 2003 as “Intracellular Delivery Vehicles”; and

(d)                                 U.S. patent application serial number 10/627,452 (U.C. Case No.: B98-039-4) entitled, “Intracellular Delivery Vehicles” filed on July 25, 2003 and any patents issuing therefrom; and

(e)                                  and/or any patents or patent applications, including, divisions, continuations, continued prosecution applications, all renewals, reissues, and extensions, re-examinations or claims in continuations-in-part applications, that are entitled to the priority filing date of any of the above-referenced U.S. patents or applications or substitutes for such patents or applications.

2.2.                            “LICENSED PRODUCTS” means any product, apparatus, or kit or component part thereof or other material (i) produced by, or used in the practice of the Licensed Method, or (ii) the manufacture, sale, offer for sale or import of which, in either case in the absence of the license agreement, would be an infringement of:

(a)                                 A valid claim of any issued, unexpired patent within Regents’ Patent Rights.  A claim within Regents’ Patent Rights shall be presumed to be valid unless and until it has been held to be invalid by a final judgment of

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a court of competent jurisdiction from which no appeal can be or is taken; or

(b)                                 A claim being prosecuted in a patent application that has been pending for less than five years (provided that Regents are pursuing such claim in good faith) within Regents’ Patent Rights directed to the Invention (collectively (a) and (b), a “Valid Claim”).

2.3.                            “LICENSED METHOD” means any method or process that is covered by Regents’ Patent Rights, or any method or process the use or practice of which would constitute an infringement of any Valid Claims within Regents’ Patent Rights.

2.4.                            “LICENSED FIELD OF USE” means all fields.

2.5.                            “NET SALES” means the gross invoice amount actually received by, and the value of non-cash consideration actually supplied to, LICENSEE for SALES of LICENSED PRODUCTS, LICENSED SERVICES, and LICENSED METHODS, less the sum of the following actual and customary deductions where applicable: cash, trade or quantity discounts; sales, use, tariff, import/export duties or other excise taxes when included in gross sales, but not value-added taxes assessed or income taxes derived from such sales; transportation charges; and allowances or credits to customers because of rejections or returns. For purposes of calculating NET SALES, a SALE to a sublicensee for end use by the sublicensee will be treated as a SALE at list price.

2.6.                            “AFFILIATE” of LICENSEE means any entity that, directly or indirectly, Controls LICENSEE, is Controlled by LICENSEE, or is under common Control with LICENSEE. “Control” means (i) having the actual, present capacity to elect a majority of the directors of such affiliate, (ii) having the power to direct more than fifty percent (50%) of the voting rights entitled to elect directors, or (iii) in any country where the local law will not permit foreign equity participation of a majority, ownership or control, directly or indirectly, of the maximum percentage of such outstanding stock or voting rights permitted by local law.

2.7.                            “LICENSED TERRITORY” means United States of America, its territories and possessions, and any foreign countries where REGENTS’ PATENT RIGHTS are filed.

2.8.                            “SALE” means, for LICENSED PRODUCTS and LICENSED SERVICES, the act of selling, leasing or otherwise transferring, providing, or furnishing such product or service, and for LICENSED METHOD, the act of performing such method, for any use or for any consideration. Correspondingly, “SELL” means to make or cause to be made a SALE, and “SOLD” means to have made or caused to be made a SALE.

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2.9.                            “LICENSED SERVICE” means a service provided using Licensed Products or Licensed Method. This excludes research funding, FTEs and like support.

2.10.                     “DERIVED PRODUCT(S)” means any product which includes but is not limited to a polypeptide or nucleotide sequence, biological organism, or chemical entity identified in the practice of Licensed Method or Licensed Service(s).

2.11.                     “Technology in Screening Capacity” means the practice of LICENSED METHOD to identify any polynucleotide, polypeptide, biological organism, or chemical entity in isolation or as a component of other matter.

3.                                      GRANT

3.1.                            Subject to the limitations set forth in this Agreement, including the license granted to the U.S. Government and the rights reserved in Paragraph 3.3, REGENTS hereby grants and LICENSEE hereby accepts an exclusive license under REGENTS’ PATENT RIGHTS to make, use, offer for SALE, import, and SELL LICENSED PRODUCTS and LICENSED SERVICES, and to practice LICENSED METHOD, in the LICENSED FIELD OF USE in the LICENSED TERRITORY.

3.2.                            The licenses under Paragraph 3.1 will be exclusive for a term commencing on the Effective Date and ending on the date of the last-to-expire patent or last to be abandoned patent application licensed under REGENTS’ PATENT RIGHTS, whichever is later.

3.3.                            Nothing in this Agreement will be deemed to limit the right of REGENTS to publish any and all technical data resulting from any research performed by REGENTS relating to the INVENTION, and to make and use the INVENTION, LICENSED PRODUCTS, and LICENSED SERVICES and practice LICENSED METHOD and associated technology and to allow other educational and non-profit institutions to do so for educational and research purposes.

3.4.                            LICENSEE will have a continuing responsibility to keep REGENTS informed of the large/small entity status, as defined in 15 U.S.C. 632, of itself and its sublicensees.

3.5.                            The INVENTION was funded in part by the U.S. Government. In accordance with 35 USC 200-212 and implementing regulations, to the extent required by law or regulation, any products covered by patent applications or patents claiming the INVENTION and sold in the United States will be substantially manufactured in the United States.

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4.                                      SUBLICENSES

4.1                               REGENTS also grants to LICENSEE the right to sublicense to third parties the right to make, use, offer for SALE, import, and SELL LICENSED PRODUCTS and LICENSED SERVICES, and to practice LICENSED METHOD, provided that LICENSEE has exclusive rights under this Agreement at the time of sublicensing.

Every such sublicense will include:

(a)                                 a statement setting forth the date upon which LICENSEE’s exclusive rights, privileges, and license hereunder will expire; and

(b)                                 as applicable, all the rights of, and require the performance of all the obligations due to, REGENTS (and, if applicable, the United States Government) under this Agreement other than those rights and obligations specified in Article 5 (License Issue Fee) and Article 6 (Royalties and Milestones).

4.2.                            LICENSEE will pay to REGENTS [* * *] of any cash consideration, and of the cash equivalent of all other consideration, due to LICENSEE for the grant of rights under each sublicense if the Sublicense only conveys rights to the Regents’ Patent Rights. If a Sublicense conveys rights to patents other than Regents’ Patent Rights then LICENSEE will pay to REGENTS [* * *] of any cash consideration, and of the cash equivalent of all other consideration that is due to LICENSEE. Sublicense revenue shall not include any amounts received by LICENSEE for equity, debt, research and development, the license or sublicense of any intellectual property other than the Regents’ Patent Rights, or reimbursement for patent or other expenses.

4.3.                            LICENSEE will notify REGENTS of each sublicense granted hereunder and furnish to REGENTS a copy of each such sublicense agreement.

4.4.                            For purposes of this Agreement LICENSEE shall be deemed to include all its AFFILIATES and SALES by AFFILIATES shall be treated the same as SALES by LICENSEE.

4.5.                            For the purposes of this Agreement, the operations of all sublicensees and AFFILIATES shall be deemed to be the operations of LICENSEE, for which LICENSEE shall be responsible.

4.6.                            LICENSEE will collect and guarantee payment of all monies and other consideration due REGENTS from sublicensees and AFFILIATES, and deliver all reports due REGENTS and received from sublicensees and AFFILIATES.

4.7.                            Upon termination of this Agreement for any reason, all sublicenses that are granted by LICENSEE pursuant to this Agreement where the sublicensee is in compliance with its sublicense agreement as of the date of such termination will

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remain in effect and will be assigned to REGENTS, except that REGENTS will not be bound to perform any duties or obligations set forth in any sublicenses that extend beyond the duties and obligations of REGENTS set forth in this Agreement.

4.8.                            If after five (5) years from Effective Date, REGENTS (to the extent of the actual knowledge of the licensing professional responsible for administration of this case) or a third party discovers and notifies that licensing professional that the INVENTION is useful for an application covered by the LICENSED FIELD OF USE other than human therapeutics, prophylactics or diagnostics or derivative animal therapeutics, prophylactics, or diagnostics (the “New Application”), but for which LICENSED PRODUCTS have not been developed or are not currently under development by LICENSEE, then REGENTS, as represented by the Office of Technology Licensing, shall give written notice to LICENSEE, except for: 1) information that is subject to restrictions of confidentiality with third parties, and 2) information which originates with REGENTS’ personnel who do not assent to its disclosure to LICENSEE, unless LICENSEE agrees to hold such information in confidence.

LICENSEE shall have one hundred and twenty (120) days to give REGENTS written notice stating whether LICENSEE elects to develop LICENSED PRODUCTS for the New Application.

If LICENSEE elects to develop and commercialize the proposed LICENSED PRODUCTS for the New Application, LICENSEE shall submit progress reports to REGENTS pursuant to Article 8 of this Agreement.

If LICENSEE elects not to develop and commercialize the proposed LICENSED PRODUCTS for use in the New Application, REGENTS may seek (a) third party(ies) to develop and commercialize the proposed LICENSED PRODUCTS for the New Application. If REGENTS is successful in finding a third party, it shall refer such third party to LICENSEE. If the third party requests a sublicense under this Agreement, then LICENSEE shall report the request to REGENTS within thirty (30) days from the date of such written request. If the request results in a sublicense, then LICENSEE shall report it to REGENTS pursuant to the Paragraph 4.3 of this Agreement.

If LICENSEE refuses to grant a sublicense to the third party, then within thirty (30) days after such refusal LICENSEE shall submit to REGENTS a report specifying the license terms proposed by the third party and a written justification for LICENSEE’s refusal to grant the proposed sublicense. If REGENTS determines that the terms of the sublicense proposed by the third party are reasonable under the totality of the circumstances, taking into account LICENSEE’s LICENSED PRODUCTS in development, then REGENTS shall have the right to grant to the third party a license to make, have made, use, sell,

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offer for sale and import products for use in the New Application at substantially the same terms last proposed to LICENSEE by the third party providing royalty rates are at least equal to those paid by LICENSEE, provided that REGENTS shall pay to LICENSEE 50% of the net consideration after reimbursement of costs, received by REGENTS from such third party.

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5.                                      LICENSE ISSUE FEE

5.1.                            Upon execution of this Agreement, LICENSEE shall pay to REGENTS an upfront fee of $25,000 US (Twenty Five Thousand) due on the Effective Date of this Agreement.

Within nine (9) months of the Effective Date of this Agreement, LICENSEE shall issue to REGENTS in REGENTS’ street name “Shellwater & Co.” such number of shares of common stock of LICENSEE equal to three percent (3%) of the founders stock according to the attached cap table on a pre-financing basis. Receipt of equity is subject to Office of the President approval.

6.                                      ROYALTIES AND MILESTONES

6.1.                            In countries where manufacture, sale, offer for sale, import, or use of Licensed Products is [* * *], the royalty rate shall be:

[* * *] of Net Sales for any Derived Product(s) by LICENSEE derived from use of Technology in Screening Capacity which may not be reduced by any provision of the this Agreement.

[* * *] of Net Sales of any Licensed Product by LICENSEE which may not be reduced to less than [* * *] by any term or provision of the this Agreement. The minimum annual royalty (MAR) shall be $[* * *] due upon the first occurrence of Net Sales of Licensed Product and annually thereafter. The MAR shall be creditable and carry forwardable against future royalties.

[* * *] of Net Sales from Licensed Service by LICENSEE which may not be reduced by any provision of this Agreement.

If a product is both a Licensed Product and a Derived Product, it shall only be subject to the royalty payable as a Licensed Product.

No matter how many Licensed Patents are involved in any one such product or service, only one royalty, the higher royalty of those listed above, shall be due.

REGENTS shall not be entitled to any royalties on Sales of Licensed Products or Derived Products or Licensed Services by Sublicensees, but shall be entitled to the percentage of sublicense royalties and other fees received by LICENSEE set forth in paragraph 4.2 of this Agreement.

6.2.                            Combined Product Adjustment:

In the event LICENSED PRODUCT(S) is sold in a combination package or kit containing other active products, such as antibodies, antigens, enzymes, or other products material to the efficacy or function of the LICENSED PRODUCT(S).NET SALES, for purposes of determining royalty payments on the combination

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package, shall be calculated using one of the following methods on a country-by-country basis:

(a)                                 [* * *]; or

(b)                                 [* * *].

6.3.                            Royalties to Third Parties:

In the event a LICENSED PRODUCT(S) is combined with technology covered by other licensed patents necessary for sales to end users, whether by LICENSEE or its sublicensee, LICENSEE may credit up to [* * *] of royalties that LICENSEE is paying to third parties on LICENSEE’s NET SALES of that LICENSED PRODUCT to the royalty due REGENTS. In no event shall the royalty due to REGENTS under this adjustment be less than [* * *] of the Set Royalty [* * *] when combined with any and all other provisions within this Agreement that may reduce the Royalty Rate on Licensed Product(s).

6.4.                            Royalties accruing to REGENTS will be paid to REGENTS quarterly within sixty (60) days after the end of each calendar quarter.

6.5.                            LICENSEE shall pay a maintenance fee of $[* * *] due on the third anniversary of Effective Date and annually thereafter. No further maintenance fees shall be due following the first occurrence of Net Sales of Licensed Product(s) or Licensed Service(s) provided the annual Net Sales of Licensed Services exceed $[* * *].

6.6.                            All payments due REGENTS will be payable in United States dollars. When LICENSED PRODUCTS, LICENSED SERVICES, or LICENSED METHOD are SOLD for monies other than United States dollars, earned royalties will first be determined in the foreign currency of the country in which the SALE was made and then converted into equivalent United States dollars. The exchange rate will be that rate quoted in the Wall Street Journal on the last business day of the reporting period.

6.7.                            Payments due for SALES occurring in any country outside the United States will not be reduced by any taxes, fees, or other charges imposed by the government of such country on the remittance of royalty income. LICENSEE will also be responsible for all bank transfer charges.

6.8.                            LICENSEE will make all payments under this Agreement by check payable to “The Regents of the University of California” and forward it to REGENTS at the address shown in Article 23 (Notices).

6.9.                            If any patent or patent application, or any claim thereof, included within REGENTS’ PATENT RIGHTS expires or is held invalid in a final decision by a court of competent jurisdiction and last resort and from which no appeal has been or can be taken, all obligation to pay royalties based on such patent, patent

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application or claim, or any claims patentably indistinct therefrom will cease as of the date of such expiration or final decision. LICENSEE will not, however, be relieved from paying any royalties that accrued before such expiration or decision or that are based on another Valid Claim not expired or involved in such decision.

6.10.                     No earned royalties will be collected or paid hereunder on SALES to, or for use by, the United States Government.

6.11.                     Milestone Payments for Licensed Product(s):

Milestone payments as follows: Licensee shall pay to Regents milestone fees within thirty (30) days following each milestone event for each Licensed Product according to the following schedule:

(a)                                 Licensee shall pay to Regents a milestone payment of [* * *] upon [* * *] for the first Licensed Product by LICENSEE and [* * *] for [* * *] for each subsequent Licensed Product which is a chemically or biologically distinct compound or biologic by LICENSEE. The above payments in this Paragraph 6.11(a) for any given chemical or biological entity will only be paid once.

(b)                                 Licensee shall pay to Regents a milestone payment of [* * *] upon [* * *] by LICENSEE and [* * *] for [* * *] that is a chemically or biologically distinct compound or biologic by LICENSEE. The above payments for any given chemical or biological entity will only be paid once. The above payments in this Paragraph 6.11(b) for any given chemical or biological entity will only be paid once.

7.                                      DUE DILIGENCE

7.1.                            LICENSEE shall provide Commercialization and Development plans to REGENTS in form similar to that provided to LICENSEE’s Board of Directors or investors.

7.2.                            LICENSEE, upon execution of this Agreement, will diligently proceed with the development, manufacture, and SALE of LICENSED PRODUCTS, LICENSED SERVICES, and LICENSED METHOD, and will diligently market them in quantities sufficient to meet the market demand.

7.3.                            LICENSEE shall be deemed to be diligently proceeding if it shall (i) fund research and/or development of technology that is reasonably necessary for commercialization of the Regents’ Patent Rights in each calendar year in at least the amounts provided below (such funding shall include internal or external research and/or development funded by or provided for the benefit of LICENSEE

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(“Research Funding”)), or (ii) successfully commercialize and obtain annual revenues from Licensed Services in at least the amounts provided below.

Research Funding:
2007	$	[* * *]
2008	$	[* * *]
2009	$	[* * *]
2010 and thereafter	$	[* * *]

Licensed Service Revenues:
2008	$	[* * *]
2009	$	[* * *]
2010 and thereafter	$	[* * *]

7.4.                            Subject to overriding obligations to the U.S. Government, if LICENSEE is unable to meet any of its diligence obligations set forth in Paragraphs 7.1, 7.2, 7.3, or 7.4 then REGENTS will so notify LICENSEE of failure to perform. LICENSEE will have the right and option to extend the target date of any such due diligence obligation for a period of six (6) months upon the payment of [* * *] within thirty (30) days of the date to be extended for each such extension option exercised by LICENSEE. LICENSEE may further extend the target date of any diligence obligation for an additional six (6) months upon payment of an additional [* * *]. Additional extensions may be granted only by mutual written agreement of the parties to this Agreement. These payments are in addition to the minimum royalty payments specified in Paragraph 6.1. Should LICENSEE opt not to extend the diligence obligation or fail to meet it by the extended target date, then REGENTS will have the right and option either to terminate this Agreement at any time after 10 years from the effective date or to reduce LICENSEE’s exclusive license to a non-exclusive royalty-bearing license at any time after 3 years from the effective date. This right, if exercised by REGENTS, supersedes the rights granted in Article 3. The right to terminate this Agreement or reduce LICENSEE’s exclusive license granted hereunder to a non-exclusive license will be REGENTS sole remedy for breach of this Article 7.

7.5.                            At the request of either party, any controversy or claim arising out of or relating to the diligence provisions of this Article 7 will be settled by arbitration conducted in San Francisco, California in accordance with the then current Licensing Agreement Arbitration Rules of the American Arbitration Association. Judgment upon the award rendered by the arbitrator(s) will be binding on the parties and may be entered by either party in the court or forum having jurisdiction. In determination of due diligence, the arbitrator may determine solely the issues of fact or law with respect to termination of LICENSEE’s rights under this

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Agreement but will not have the authority to award monetary damages or grant equitable relief.

7.6.                            To exercise either the right to terminate this Agreement or to reduce the license to a non-exclusive license for lack of diligence under Paragraph 7.4, REGENTS will give LICENSEE written notice of the deficiency. LICENSEE thereafter has sixty (60) days to cure the deficiency or to request arbitration. If REGENTS has not received a written request for arbitration or satisfactory tangible evidence that the deficiency has been cured by the end of the sixty (60) - day period, then REGENTS may, at its option, either terminate the Agreement at any time after 10 years from the effective date or reduce LICENSEE’s exclusive license to a non-exclusive license at any time after 3 years from the effective date by giving written notice to LICENSEE. These notices will be subject to Article 23 (Notices).

8.                                      PROGRESS AND ROYALTY REPORTS

8.1.                            For the period beginning January 1st 2007, LICENSEE will submit to REGENTS a semi-annual progress report covering LICENSEE’s activities related to the development and testing of all LICENSED PRODUCTS, LICENSED SERVICES and LICENSED METHOD and the obtaining of necessary governmental approvals, if any, for marketing in the United States. These progress reports will be made for all development activities until the first SALE occurs in the United States.

8.2.                            Each progress report will be a detailed summary of activities of LICENSEE’s progress in development of LICENSED PRODUCTS, LICENSED SERVICES, and LICENSED METHOD, and in meeting its diligence obligations under Article 7 similar in form to what LICENSEE presents to its Board of Directors or investors, and will include the following: summary of work completed and in progress; current schedule of anticipated events and milestones, including diligence milestones under Paragraph 7.4.

8.3.                            LICENSEE also will report to REGENTS in its immediately subsequent progress and royalty reports, the date of first SALE.

8.4.                            After the first SALE anywhere in the world, LICENSEE will make quarterly royalty reports to REGENTS within sixty (60) days after the quarters ending March 31, June 30, September 30, and December 31, of each year. Each such royalty report will include at least the following:

(a)                                 The number of LICENSED PRODUCTS manufactured and the number SOLD;

(b)                                 Gross revenue from SALE of LICENSED PRODUCTS, LICENSED SERVICES and LICENSED METHOD;

(c)                                  NET SALES pursuant to Paragraph 2.5;

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(d)                                 Total royalties due REGENTS; and

(e)                                  Names and addresses of any AFFILIATES with activities falling under this Agreement, and new sublicensees along with a summary of the material terms of each new sublicense agreement entered into during the reporting quarter.

8.5.                            If no SALES have occurred during the report period, a statement to this effect is required in the royalty report for that period.

9.                                      BOOKS AND RECORDS

9.1.                            LICENSEE will keep full, true, and accurate books of accounts containing all particulars that may be necessary for the purpose of showing the amount of royalties payable to REGENTS and LICENSEE’s compliance with other obligations under this Agreement. Said books of accounts will be kept at LICENSEE’s principal place of business or the principal place of business of the appropriate division of LICENSEE to which this Agreement relates. Said books and the supporting data will be open at all reasonable times during normal business hours upon reasonable notice, for five (5) years following the end of the calendar year to which they pertain, to the inspection and audit by representatives of REGENTS for the purpose of verifying LICENSEE’s royalty statement or compliance in other respects with this Agreement but not more often than once in any twelve (12) month period. Such representative will be bound to hold all information in confidence except as necessary to communicate LICENSEE’s non-compliance with this Agreement to REGENTS.

9.2.                            The fees and expenses of REGENTS’ representatives performing such an examination will be borne by REGENTS. However, if an error in underpaid royalties to REGENTS of more than five percent (5%) of the total royalties due for any year is discovered, then the fees and expenses of these representatives will be borne by LICENSEE.

10.                               LIFE OF THE AGREEMENT

10.1.                     Unless otherwise terminated by the operation of law or by acts of the parties in accordance with the terms of this Agreement, this Agreement will be in force from the Effective Date and will remain in effect for the life of the last-to-expire patent or last-to-be-abandoned patent application licensed under this Agreement, whichever is later.

10.2.                     Any termination of this Agreement shall not affect the rights and obligations set forth in the following articles:

Article 2                                                                           Definitions

Article 4                                                                           Sublicenses

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST.  REDACTED MATERIAL IS MARKED WITH [* * *] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

Article 9                                                                           Books and Records

Article 10                                                                    Life of the Agreement

Article 13                                                                    Disposition of Licensed Products Upon Termination

Article 16                                                                    Use of Names and Trademarks

Article 17                                                                    Limited Warranties

Article 19                                                                    Indemnification

Article 23                                                                    Notices

Article 24                                                                    Late Payments

Article 26                                                                    Confidentiality

Article 29                                                                    Applicable Law; Venue; Attorney’s Fees

10.3.                     Any termination of this Agreement will not relieve LICENSEE of its obligation to pay any monies due or owing at the time of such termination and will not relieve any obligations, of either party to the other party, established prior to termination.

11.                               TERMINATION BY REGENTS

11.1.                     If LICENSEE should violate or fail to perform any term of this Agreement in any material respect, then REGENTS may give written notice of such default (“Notice of Default”) to LICENSEE. If LICENSEE should fail to repair such default or to request arbitration in the case of breach of a diligence requirement under Article 7 within sixty (60) days of the effective date of such notice, REGENTS will have the right to terminate this Agreement and the licenses herein by a second written notice (“Notice of Termination”) to LICENSEE. If LICENSEE shall request arbitration in the case of breach of a diligence requirement under Article 7, this Agreement may not be terminated by REGENTS until such Arbitration is resolved. If a Notice of Termination is sent to LICENSEE, this Agreement will automatically terminate on the effective date of such notice. Such termination will not relieve LICENSEE of its obligation to pay any royalty or license fees owing at the time of such termination and will not impair any accrued rights of REGENTS. These notices will be subject to Article 23 (Notices).

12.                               TERMINATION BY LICENSEE

12.1.                     LICENSEE will have the right at any time to terminate this Agreement in whole or as to any portion of REGENTS’ PATENT RIGHTS by giving notice in writing to REGENTS. Such notice of termination will be subject to Article 23 (Notices) and termination of this Agreement will be effective thirty (30) days after the effective date of such notice.

12.2.                     Any termination pursuant to Paragraph 12.1 will not relieve LICENSEE of any obligation or liability accrued hereunder prior to such termination or rescind anything done by LICENSEE or any payments made to REGENTS hereunder

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prior to the time such termination becomes effective, and such termination will not affect in any manner any rights of REGENTS arising under this Agreement prior to such termination.

13.                               DISPOSITION OF LICENSED PRODUCTS UPON TERMINATION

13.1.                     Upon termination of this Agreement, for a period of one hundred and eighty (180) days after the date of termination LICENSEE may complete and SELL any partially made LICENSED PRODUCTS and continue to render any previously commenced LICENSED SERVICES, and continue the practice of LICENSED METHOD only to the extent necessary to do so; provided, however, that all such SALES will be subject to the terms of this Agreement including, but not limited to, the payment of royalties at the rate and at the time provided herein and the rendering of reports thereon.

14.                               PATENT PROSECUTION AND MAINTENANCE

14.1.                     REGENTS will diligently prosecute and maintain the United States and foreign patent applications and patents under REGENTS’ PATENT RIGHTS, subject to LICENSEE’S reimbursement of REGENTS’ out of pocket costs, and all patent applications and patents under REGENTS’ PATENT RIGHTS will be held in the name of REGENTS. REGENTS will have sole responsibility for retaining and instructing patent counsel, but continued use of such counsel at any point in the patent prosecution process subsequent to initial filing of a U.S. patent application covering the INVENTION shall be subject to the approval of LICENSEE. If LICENSEE rejects three (3) of REGENTS’ choice of prosecution counsel, then REGENTS may select new prosecution counsel without LICENSEE’s consent. REGENTS shall promptly provide LICENSEE with copies of all relevant documentation so that LICENSEE may be currently informed and apprised of the continuing prosecution and LICENSEE agrees to keep this documentation confidential. LICENSEE may comment upon such documentation and REGENTS and its patent counsel shall consider such comments in good faith, provided, however, that if LICENSEE after having been provided such documentation has not commented upon such documentation in reasonable time for REGENTS to sufficiently consider LICENSEE’s comments prior to the deadline for filing a response with the relevant government patent office, REGENTS will be free to respond appropriately without consideration of LICENSEE’s comments. LICENSEE and LICENSEE’s patent counsel will have the right to consult with patent counsel chosen by REGENTS.

14.2.                     REGENTS will use reasonable efforts to prepare or amend any patent application to include claims reasonably requested by LICENSEE to protect the LICENSED PRODUCTS contemplated to be SOLD or to be practiced under this Agreement.

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14.3.                     Subject to Paragraph 14.4, all past, present, and future costs for preparing, filing, prosecuting, and maintaining all United States and foreign patent applications, and patents under REGENTS’ PATENT RIGHTS will be borne by LICENSEE, so long as the licenses granted to LICENSEE herein are exclusive. LICENSEE will fully reimburse REGENTS for half of all outstanding patent costs within three (3) months of Effective Date and the remainder within nine (9) months of Effective Date.

Payments are due within thirty (30) days after receipt of invoice from REGENTS. If, however, REGENTS reduces the exclusive licenses granted herein to non-exclusive licenses pursuant to Paragraph 7.5 and REGENTS grants additional license(s), the costs of preparing, filing, prosecuting and maintaining such patent applications and patents will be divided equally among the licensed parties from the effective date of each subsequently granted license agreement.

14.4.                     LICENSEE’s obligation to underwrite and to pay all domestic and foreign patent filing, prosecution, and maintenance costs will continue for so long as this Agreement remains in effect, provided, however, that LICENSEE may terminate its obligations with respect to any given patent application or patent in any or all designated countries upon three (3) months’ written notice to REGENTS. REGENTS will use its best efforts to curtail patent costs when such a notice is received from LICENSEE. REGENTS may continue prosecution and/or maintenance of such applications or patents at its sole discretion and expense; provided, however, that LICENSEE will have no further right or licenses thereunder.

15.                               MARKING

15.1.                     LICENSEE will mark all products made, used or SOLD under this Agreement, or their containers, in accordance with applicable patent marking laws.

16.                               USE OF NAMES AND TRADEMARKS

16.1.                     Nothing contained in this Agreement will be construed as conferring any right to use in advertising, publicity or other promotional activities any name, trademark, trade name, or other designation of either party hereto by the other (including any contraction, abbreviation, or simulation of any of the foregoing). Unless required by law or consented to in writing by REGENTS, the use by LICENSEE of the name “The Regents of the University of California” or the name of any University of California campus in advertising, publicity or other promotional activities is expressly prohibited.

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17.                               LIMITED WARRANTIES

17.1.                     REGENTS warrants to LICENSEE that it has the lawful right to grant this license and, to the extent of the actual knowledge of the licensing professional responsible for administering this Agreement as of the Effective Date, that it is the sole owner of all right, title, and interest in and to the Invention.

17.2.                     This license and the associated INVENTION are provided WITHOUT WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR ANY OTHER WARRANTY, EXPRESSED OR IMPLIED. REGENTS MAKES NO REPRESENTATION OR WARRANTY THAT THE INVENTION, REGENTS’ PATENT RIGHTS, LICENSED PRODUCTS, LICENSED SERVICES OR LICENSED METHOD WILL NOT INFRINGE ANY PATENT OR OTHER PROPRIETARY RIGHT.

17.3.                     IN NO EVENT WILL REGENTS BE LIABLE FOR ANY INCIDENTAL, SPECIAL OR CONSEQUENTIAL DAMAGES RESULTING FROM EXERCISE OF THIS LICENSE OR THE USE OF THE INVENTION, REGENTS’ PATENT RIGHTS, LICENSED METHOD, LICENSED SERVICES OR LICENSED PRODUCTS.

17.4.                     Nothing in this Agreement is or will be construed as:

(a)                                 A warranty or representation by REGENTS as to the validity, enforceability or scope of any REGENTS PATENT RIGHTS; or

(b)                                 A warranty or representation that anything made, used, or SOLD under any license granted in this Agreement is or will be free from infringement of patents of third parties; or

(c)                                  An obligation to bring or prosecute actions or suits against third parties for patent infringement, except as provided in Article 18; or

(d)                                 Conferring by implication. estoppel, or otherwise any license or rights under any patents of REGENTS other than REGENTS’ PATENT RIGHTS as defined herein, regardless of whether such patents are dominant or subordinate to REGENTS’ PATENT RIGHTS; or

(e)                                  An obligation to furnish any know-how not provided in the patents and patent applications under REGENTS’ PATENT RIGHTS.

18.                               PATENT INFRINGEMENT

18.1.                     In the event that LICENSEE learns of the substantial infringement of any REGENTS’ PATENT RIGHTS under this Agreement, LICENSEE will promptly provide REGENTS with notice and reasonable evidence of such infringement

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(“Infringement Notice”). During the period and in a jurisdiction where LICENSEE has exclusive rights under this Agreement, neither party will notify a third party, including the infringer, of the infringement without first obtaining consent of the other party, which consent will not be unreasonably withheld. Both parties will use diligent efforts, in cooperation with each other, to terminate such infringement without litigation.

18.2.                     If the infringing activity of potential commercial significance has not been abated within ninety (90) days following the effective date of the Infringement Notice, LICENSEE may institute suit for patent infringement against the infringer. REGENTS may voluntarily join such suit at its own expense, but may not thereafter commence suit against the infringer for the acts of infringement that are the subject of LICENSEE’s suit or any judgment rendered in that suit. LICENSEE may not join REGENTS in a suit initiated by LICENSEE without REGENTS’ prior written consent. If, in a suit initiated by LICENSEE, REGENTS is involuntarily joined other than by LICENSEE, LICENSEE will pay any costs incurred by REGENTS arising out of such suit, including but not limited to, any legal fees of counsel that REGENTS selects and retains to represent it in the suit who shall be reasonably acceptable to LICENSEE, provided that if LICENSEE rejects two (2) of REGENTS choices of legal counsel then REGENTS may select such counsel without LICENSEE’S consent.

18.3.                     If, within a hundred and twenty (120) days following the effective date of the Infringement Notice, the infringing activity of potential commercial significance has not been abated and if LICENSEE has not brought suit against the infringer, REGENTS may institute suit for patent infringement against the infringer. If REGENTS institutes such suit, LICENSEE may not join such suit without REGENTS’ consent and may not thereafter commence suit against the infringer for the acts of infringement that are the subject of REGENTS’ suit or any judgment rendered in that suit.

18.4.                     Such legal action as is decided upon will be at the expense of the party on account of whom suit is brought and all recoveries recovered thereby will belong to such party, provided that legal action brought jointly by REGENTS and LICENSEE and participated in by both, will be at the joint expense of the parties and all recoveries will be allocated in the following order: a) to each party reimbursement in equal amounts of the attorney’s costs, fees, and other related expenses to the extent each party paid for such costs, fees, and expenses until all such costs, fees, and expenses are consumed for each party; and b) any remaining amount shared jointly by them in proportion to the share of expenses paid by each party, but in no event will REGENTS’ share be less than ten percent (10%) of such remaining amount if REGENTS is a party.

Each party will cooperate with the other in litigation instituted hereunder but at the expense of the party on account of whom suit is brought. Such litigation will

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST.  REDACTED MATERIAL IS MARKED WITH [* * *] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

be controlled by the party bringing the action, except that REGENTS may be represented by counsel of its choice in any suit brought by LICENSEE.

18.5.                     Any agreement made by LICENSEE for the purposes of settling litigation or other dispute shall comply with the requirements of Article 4 (Sublicenses) of this Agreement.

19.                               INDEMNIFICATION

19.1.                     LICENSEE will, and will require its sublicensees to, indemnify, hold harmless, and defend REGENTS and its officers, employees, and agents; sponsor(s) of the research that led to the INVENTION; and the inventors of any patents and patent applications under REGENTS PATENT RIGHTS and their employers against any and all claims, suits, losses, damages, costs, fees, and expenses resulting from or arising out of exercise of this license or any sublicense. This indemnification will include, but not be limited to, any product liability.

19.2.                     LICENSEE, at its sole cost and expense, will insure its activities in connection with any work performed hereunder and will obtain, keep in force, and maintain the following insurance:

(a)                                 Commercial Form General Liability Insurance (contractual liability included) with limits as follows:

From and after the Effective Date of this Agreement:

Each Occurrence	$500,000
Products/Completed Operations Aggregate	$1,000,000
Personal and Advertising Injury	$500,000
General Aggregate	$1,000,000

From and after the date LICENSEE shall commence clinical trials of any Licensed Product or Derived Product:

Each Occurrence	$5,000,000
Products/Completed Operations Aggregate	$10,000,000
Personal and Advertising Injury	$5,000,000
General Aggregate	$10,000,000

If the above insurance is written on a claims-made form, it shall continue for three (3) years following termination or expiration of this Agreement. The insurance shall have a retroactive date of placement prior to or coinciding with the commencement of the insurance requirements of this Paragraph 19.2(a); and

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(b)                                 Worker’s Compensation as legally required in the jurisdiction in which LICENSEE is doing business.

19.3.                     The coverage and limits referred to in Subparagraphs 19.2a and 19.2b above will not in any way limit the liability of LICENSEE under this Article. Upon the execution of this Agreement, LICENSEE will furnish REGENTS with certificates of insurance evidencing compliance with all requirements. Such certificates will:

(a)                                 provide for thirty (30) days’ (ten (10) days for non-payment of premium) advance written notice to REGENTS of any cancellation of insurance coverages; LICENSEE will promptly notify REGENTS of any material modification of the insurance coverages;

(b)                                 indicate that REGENTS has been endorsed as an additional insured under the coverage described above in Subparagraph 19.2; and

(c)                                  include a provision that the coverage will be primary and will not participate with, nor will be excess over, any valid and collectable insurance or program of self-insurance maintained by REGENTS.

19.4.                     REGENTS will promptly notify LICENSEE in writing of any claim or suit brought against REGENTS for which REGENTS intends to invoke the provisions of this Article 19. LICENSEE will keep REGENTS informed of its defense of any claims pursuant to this Article 19.

20.                               EXPORT CONTROLS

20.1.                     LICENSEE understands that REGENTS is subject to United States laws and regulations (including the Arms Export Control Act, as amended, and the Export Administration Act of 1979), controlling the export of technical data, computer software, laboratory prototypes and other commodities, and REGENTS’ obligations under this Agreement are contingent on compliance with such laws and regulations. The transfer of certain technical data and commodities may require a license from the cognizant agency of the United States Government and/or written assurances by LICENSEE that LICENSEE will not export such technical data and/or commodities to certain foreign countries without prior approval of such agency. REGENTS neither represents that a license will not be required nor that, if required, it will be issued.

20.2.                     LICENSEE shall comply with all applicable international, national, state, regional, and local laws and regulations in performing its obligations hereunder and in its use, manufacture, Sale, or import of the LICENSED PRODUCTS, LICENSED SERVICES, or practice of the LICENSED METHOD. LICENSEE will observe all applicable United States and foreign laws with respect to the transfer of LICENSED PRODUCTS and related technical data and the provision

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of LICENSED SERVICES to foreign countries including without limitation, the International Traffic in Arms Regulations (ITAR) and the Export Administration Regulations. LICENSEE shall manufacture LICENSED PRODUCTS and practice the LICENSED METHOD in compliance with applicable government importation laws and regulations of a particular country for LICENSED PRODUCTS made outside the particular country in which such LICENSED PRODUCTS are used, Sold, or otherwise exploited.

21.                               GOVERNMENT APPROVAL OR REGISTRATION

21.1.                     If this Agreement or any associated transaction is required by the law of any nation to be either approved or registered with any governmental agency, LICENSEE will assume all legal obligations to do so. LICENSEE will notify REGENTS if it becomes aware that this Agreement is subject to a United States or foreign government reporting or approval requirement. LICENSEE will make all necessary filings and pay all costs including fees, penalties, and all other out-of-pocket costs associated with such reporting or approval process.

22.                               ASSIGNMENT

22.1.                     This Agreement is binding upon and shall inure to the benefit of REGENTS, its successors and assigns. This Agreement will be personal to LICENSEE and assignable by LICENSEE only with the written consent of REGENTS, except that LICENSEE may freely assign this Agreement to an acquirer of all or substantially all of LICENSEE’s stock, assets or the portion of LICENSEE’s business to which this Agreement relates.

23.                               NOTICES

23.1.                     All notices under this Agreement will be deemed to have been fully given and effective when done in writing and delivered in person, or mailed by registered or certified U.S. mail, or deposited with a carrier service requiring signature by recipient, and addressed as follows:

To REGENTS:	Office of Technology Licensing
2150 Shattuck Avenue, Suite 510
Berkeley, CA 94720-1620
Attn.: Director (UC Case No.: B98-039)

To LICENSEE:	Genocea, Inc.
c/o Lux Capital
140 East 45th Street, 30th Floor
New York, NY 10017
Attn.: Robert Paull

Either party may change its address upon written notice to the other party.

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24.                               LATE PAYMENTS

24.1.                     If monies owed to REGENTS under this Agreement are not received by REGENTS when due, LICENSEE will pay to REGENTS interest charges at a rate of ten percent (10%) per annum. Such interest will be calculated from the date payment was due until actually received by REGENTS. Such accrual of interest will be in addition to, and not in lieu of, enforcement of any other rights of REGENTS related to such late payment. Acceptance of any late payment will not constitute a waiver under Article 25 (Waiver) of this Agreement.

25.                               WAIVER

25.1.                     The failure of either party to assert a right hereunder or to insist upon compliance with any term or condition of this Agreement will not constitute a waiver of that right or excuse a similar subsequent failure to perform any such term or condition by the other party. None of the terms and conditions of this Agreement can be waived except by the written consent of the party waiving compliance.

26.                               CONFIDENTIALITY

26.1.                     Each party will hold the other party’s proprietary business and technical information, patent prosecution material and other proprietary information, including the negotiated terms of this Agreement, in confidence and against disclosure to third parties with at least the same degree of care as it exercises to protect its own data and license agreements of a similar nature. This obligation will expire five (5) years after the termination or expiration of this Agreement.

26.2.                     Nothing contained herein will in any way restrict or impair the right of LICENSEE or REGENTS to use, disclose, or otherwise deal with any information or data which:

(a)                                 at the time of disclosure to a receiving party is generally available to the public or thereafter becomes generally available to the public by publication or otherwise through no act of the receiving party;

(b)                                 the receiving party can show by written record was in its possession prior to the time of disclosure to it hereunder and was not acquired directly or indirectly from the disclosing party;

(c)                                  is independently made available to the receiving party without restrictions as a matter of right by a third party; or

(d)                                 is subject to disclosure under the California Public Records Act or other requirements of law.

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26.3.                     REGENTS will be free to release to the inventors and senior administrators employed by REGENTS the terms and conditions of this Agreement upon their request. If such release is made, REGENTS will inform such employees of the confidentiality obligations set forth above and will request that they do not disclose such terms and conditions to others. Should a third party inquire whether a license to REGENTS’ PATENT RIGHTS is available, REGENTS may disclose the existence of this Agreement and the extent of the grant in Articles 3 and 4 to such third party, but will not disclose the name of LICENSEE unless LICENSEE has already made such disclosure publicly.

26.4.                     LICENSEE and REGENTS agree to destroy or return to the disclosing party proprietary information received from the other in its possession within fifteen (15) days following the effective date of termination of this Agreement. However, each party may retain one copy of proprietary information of the other solely for archival purposes in non-working files for the sole purpose of verifying the ownership of the proprietary information, provided such proprietary information will be subject to the confidentiality provisions set forth in Article 26. LICENSEE and REGENTS agree to provide each other, within thirty (30) days following termination of this Agreement, with a written notice that proprietary information has been returned or destroyed.

27.                               FORCE MAJEURE

27.1.                     Except for LICENSEE’s obligation to make any payments to REGENTS hereunder, the parties to this Agreement shall be excused from any performance required hereunder if such performance is rendered impossible or unfeasible due to any catastrophes or other major events beyond their reasonable control, including, without limitation, war, riot, and insurrection; laws, proclamations, edicts, ordinances, or regulations; strikes, lockouts, or other serious labor disputes; and floods, fires, explosions, or other natural disasters. When such events have abated, the parties respective obligations hereunder will resume.

28.                               SEVERABILITY

28.1.                     The provisions of this Agreement are severable, and in the event that any provision of this Agreement will be determined to be invalid or unenforceable under any controlling body of law, such invalidity or enforceability will not in any way affect the validity or enforceability of the remaining provisions hereof.

29.                               APPLICABLE LAW; VENUE; ATTORNEYS’ FEES

29.1.                     THIS AGREEMENT WILL BE CONSTRUED, INTERPRETED, AND APPLIED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA, excluding any choice of law rules that would direct the application of the laws of another jurisdiction, but the scope and validity of any

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patent or patent application under REGENTS’ PATENT RIGHTS will be determined by the applicable law of the country of such patent or patent application. Any legal action brought by the parties relating to this Agreement will be conducted in San Francisco, California. The prevailing party in any legal action under this Agreement will be entitled to recover its reasonable attorneys’ fees in addition to its costs and necessary disbursements.

30.                               SCOPE OF AGREEMENT

30.1.                     This Agreement incorporates the entire agreement between the parties with respect to the subject matter hereof, and this Agreement may be altered or modified only by written amendment duly executed by the parties hereto.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement in duplicate originals by their duly authorized officers or representatives.

THE REGENTS OF THE		GENOCEA, INC.
UNIVERSTY OF CALIFORNIA

By	/s/ Veronica Lanier	By	/s/ Robert Paull
Veronica Lanier
	Acting Director	Robert Paull
Office of Technology Licensing
Acting President

Date	September 1, 2006	Date	8/30/06

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GENOCEA, INC. CAPITALIZATION TABLE - Confidential Information

FOUNDERS’ STOCK (Common Stock Capitalization Before Series A Preferred Stock Financing)

	% of Founders’ Stock	# of Shares of Common Stock
[* * *]